EXCLUSIVE ARTIST RECORDING AGREEMENT



            AGREEMENT made this 6th day of January, 2004 by and between SKREEM ENTERTAINMENT CORP., a Nevada Corporation (hereinafter referred to as "The Record Company"), and Patrick Williams, individually, (hereinafter referred to as "The Artist").

                              W I T N E S S E T H:

            In consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

     1. ENGAGEMENT: During the term of this agreement, The Record Company hereby engages The Artist to a first rights holding period during which time The Record Company shall prepare and present a recording agreement to The Artist. During this holding period The Artist agrees not to enter into any other agreement with any other company or individual that would conflict with The Artist's ability to enter into a full and binding recording, management, and/or licensing contract with The Record Company.

     2. TERRITORY: The territory for this agreement shall be worldwide.

     3. TERM: 30 days

          (a) The term of this agreement will commence on the date hereof and shall continue pursuant to the conditions herein until the date thirty (30) days after the date of the signing of this agreement.

          (b) Additionally, The Artist grants to The Record Company one (1) separate option to extend the term of this Agreement for an additional
     Holding Period ("Option Period") on the same terms and conditions applicable to the Initial Contract Period.

     2. Should The Record Company decide during the term of this agreement not to present The Artist with an exclusive recording agreement it may do so by notifying The Artist in writing no later than the end of the "Option Period" referred to in #3 (b) above.

     3. ATTORNEY'S FEES: In the event that legal action becomes necessary to enforce any provision of this agreement, the prevailing party in any such action shall be entitled to recover all legal costs and expenses, including reasonable attorney's fees.


     4. ENTIRE AGREEMENT: This agreement constitutes the entire agreement between The Record Company and The Artist and cannot be changed orally. No alteration, amendment or modification thereof shall be binding unless signed in writing by The Record Company and The Artist.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year above set forth.

Very Truly Yours,

SKREEM ENTERTAINMENT CORP.                 Witness (As to The Record Company):


--------------------------                 ----------------------------
By: ______________________________
As Its:____________________________



AGREED TO AND ACCEPTED:                          Witness (As to The Artist)


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Patrick Williams